EXHIBIT  23.2




                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

Board  of  Directors
Creative  Host  Services,  Inc.
San  Diego,  California

We consent to the use of our Independent Auditors Report dated March 15, 2002, (except for Notes (1) and (6) as to which the date is November 7, 2002) on the
consolidated   financial   statements  of  Creative  Host  Services,  Inc.  and
subsidiaries, included in Amendment No. 3 to Form SB-2, Registration No. 333-87328, to be filed with the Securities and Exchange Commission on February
28, 2003. We also consent to the reference to us as experts in matters of accounting and auditing in the registration statement and prospectus.



/s/  Stonefield  Josephson,  Inc.

Santa  Monica,  California
February 28, 2003